Exhibit 99.2

Allison Transmission adds Marsha Mishler to board of directors

INDIANAPOLIS – May 14, 2015 – Allison Transmission Holdings Inc. (NYSE: ALSN) announced today that Marsha A. Mishler has been appointed to its board of directors.

Mishler currently serves as senior client executive at Fellon McCord & Associates, an energy consulting services firm to industrial, commercial, higher education, and municipal and cooperative utility clients globally, a position she has held since 2012. Previously, from 2003 until 2012, Mishler was a corporate account manager at Fellon McCord, and from 1997 through 2003, she formed and ran a project consulting practice. Following her graduation from Purdue University’s Krannert School of Management in 1991 with an Executive Master of Business Administration, Mishler worked for Louisville Gas and Electric Co. until 1995.

“We are delighted that Marsha has agreed to join our board of directors,” said Lawrence E. Dewey, chairman, president and CEO of Allison Transmission. “Her vast expertise in the energy sector and her previous industrial experience will be of great value to Allison and we look forward to her contributions.”

Mishler’s initial term will expire at the 2017 annual meeting of stockholders, at which time it is expected that Mishler will be included as a nominee for re-election.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

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Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Craig M. Koven

Manager, Corporate Communications

craig.koven@allisontransmission.com

317-242-3432 office

317-509-7670 mobile